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REINSURER:              Select Reinsurance Ltd.

REINSURED:              PXRE Reinsurance Ltd.

TERM:                   Agreement commencing January 1, 2001
                        covering Subject Business attaching from inception to December 31, 2001. It is agreed by the parties to this Agreement that this slip replaces any previously executed placing slip covering this exposure for PXRE Reinsurance Company.

BUSINESS COVERED:       The Covered Contracts are:

                        1. the Quota Share Reinsurance of Tower Insurance Company of New York

                        2.    the Quota Share Reinsurance of Legion Insurance
                              Company


                        The terms set out herein shall apply to both covered contracts individually. The execution of one contract is for the convenience of the parties, all terms shall apply if there were separate contracts for each of the contracts.

LIMITS & RETENTIONS:    The Reinsurer shall indemnify the Reinsured for all
                        ultimate net loss incurred by the Reinsured in excess of 0% of the Subject Premium Income on the Covered
                        Contract subject to a maximum of 100% of the Subject
                        Premium Income on the Covered Contract.

CEDED PREMIUM &
CEDING COMMISSION:      The Reinsurance Premium shall be equal to 100% of the
                        Subject Premium Income on the Covered Contract, subject to a maximum of $13,956,000 for Covered Contract 1 and $4,544,000 for Covered Contract 2. There shall be a ceding commission of 30% of any Reinsurance Premium. The
                        Reinsurer shall pay such Ceding Commission to the Company at the time of final settlement of the losses hereunder or commutation.

COMMUTATION
PROVISIONS:             This Agreement may be commuted at any time if both
                        parties agree. If commuted or at the settlement of all losses, the Reinsurer shall pay to the Reinsured the balance of a notional experience account. The balance of the experience account at the end of each calendar quarter shall be:

                        90% of Reinsurance Premium paid, Less Reinsurer's margin of 8.065% of Reinsurance Premium if commuted by December 31, 2003, 8.355% if not commuted by December 31, 2003. Less paid Ultimate Net Loss Less paid Ceding Commission Plus an interest credited quarterly on the average daily balance at a rate of USD LIBOR less 100 bp.

OTHER WORDING:          1. Ultimate Net Loss shall mean the amounts paid,
                        payable or deducted from funds withheld by third parties on behalf of the Reinsured under the Covered Business.

                        2. Right of offset to the fullest extent allowed by applicable law and regulation.

                        3. Other conditions to be agreed.


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ACCEPTED HEREON:        100% by the Reinsurer

                        /s/ Robert Myron
                        -------------------------------------------
                        Robert Myron
                        Vice President
                        Select Reinsurance Ltd.


AND FOR PXRE Reinsurance Ltd.


                        By:                              /s/ Gerald L. Radke
                            --------------------------   -----------------------
                            Jeffrey L. Radke             Gerald L. Radke
                            President                    Chairman
                            PXRE Reinsurance Ltd.        PXRE Reinsurance Ltd.


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The Reinsurer's and Reinsured's Right of Commutation

This Agreement may be commuted at any calendar quarter end while coverage under this contract is in effect by:

      a) The Reinsured at its sole option should the balance of the Experience Account be positive by providing 60 days written notice to the Reinsurer; or

      b) The Reinsurer at its sole option by providing 60 days written notice to the Reinsured; or

      c) By mutual agreement of the Reinsured and the Reinsurer with each party agreeing to do so in writing with 60 days notice

Such Commutation shall constitute a full and final settlement of all obligations and rights under this Agreement for both the Reinsured and the Reinsurer. The Commutation shall be effective on the date the Commutation payment is made to the Reinsured by the Reinsurer.

The Commutation Payment shall be calculated as follows:

      a. the Reinsured and the Reinsurer shall jointly retain and compensate an Actuary who shall determine the present value, calculated at the rate of 7.25% per annum, of all incurred but unpaid (by the Reinsurer to the Reinsured) Ceded Ultimate Net Losses as of the Commutation Date, unless the Reinsured and the Reinsurer mutually agree on this amount, and as such the services of the Actuary shall not be required.

      b. There shall be a final calculation of the Experience Account as of the Commutation Date utilizing 100% of the amount calculated in (a) above if elected to be commuted by the Reinsured, and 110% of the amount calculated in (a) above if elected to be commuted by the Reinsurer. The amount of Ceded Ultimate Net Losses utilized for such Final Calculation as calculated in (a) above, shall be payable to the Reinsured to the Reinsurer, subject to the limit of this Agreement.

      c. If the balance of the Experience Account is positive after this Final Calculation, the Communtation Payment shall be equal to the positive amount. If the balance of the Experience Account is negative after this Final Calculation, no amount shall be payable by the Reinsurer to the Reinsured.